UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2025

CHILEAN COBALT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-268335	82-3590294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(484) 580-8697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 15, 2025 and January 17, 2025, Chilean Cobalt Corp., a Nevada corporation (the “Company”) entered into certain stock purchase agreements with certain investors, pursuant to which such investors purchased an aggregate of 497,810 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001, at a price of $0.45 per share (the “Shares”) for an aggregate purchase price of $224,014.50 (such agreements, the “Stock Purchase Agreements”). When combined with the stock purchase agreements previously disclosed in the Current Reports under cover of Forms 8-K filed on January 3, 2025 and January 16, 2025, this closed the investment round (the “Series B Financing”) with an overall issuance of 2,222,225 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001, at a price of $0.45 per share for an aggregate purchase price of $1,000,001.25. All shares of Series B Convertible Preferred Stock issued in connection with the Series B Financing are subject to the terms and conditions set forth in the Amended and Restated Series B Certificate (as defined in Item 3.03 of the Form 8-K filed on January 3, 2025).

The holders of the Series B Convertible Preferred Stock (the “Series B Holders”) are protected from dilution in the issuance of any other form of security issued at less than $0.45 per share on a split-adjusted basis.  In addition, if any Major Exempt Issuance occurs (i.e., an otherwise exempt issuance but one that is comprised of more than 10% in aggregate of both the then outstanding Common Stock and “as if” converted Series B Convertible Preferred Stock) the Series B Holders are entitled to warrants that if exercised to Common Stock, such holders would hold the same percentage of Common Stock on a fully diluted and exercised basis following the Major Exempt Issuance, unless a majority of the holders waive this privilege.  Further, if the Company issues a new class of preferred stock that is senior in payment and/or has a lower effective conversion price compared to the Series B Convertible Preferred Stock, a majority of the Series B Holders may elect to exchange all shares of Series B Convertible Preferred Stock into such new class of preferred stock.  Series B Convertible Preferred Stock converts to Common Stock on December 31, 2025, and once converted the protections described above are no longer valid and only the provisions of the underlying Common Stock are applicable. On any matter submitted to the holders of the Common Stock, each share of Series B Convertible Preferred Stock votes on an as converted basis and together with the Common Stock as a single class.

The issuance of shares of the Company’s Series B Convertible Preferred Stock as disclosed in this Item 3.02 were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Series B Convertible Preferred Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Series B Convertible Preferred Stock Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILEAN COBALT CORP

Dated: January 22, 2025	By:	/s/ Duncan T. Blount
	Name:	Duncan T. Blount
	Title:	Chief Executive Officer

3